Exhibit 10.4

EXCO HOLDING (PA), INC.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

June 1, 2010

BG US Production Company, LLC

5444 Westheimer. Suite 1200

Houston, Texas 77056

Attention: Jon Harris Asset General Manager

RE: First Amendment to Purchase and Sale Agreement

Dear Sirs:

Reference is made to that certain Membership Interest Transfer Agreement by and between EXCO Holding (PA), Inc. (“EXCO”), and BG US Production Company, LLC (“BG”), dated as of May 9, 2010 (the “MITA”). In consideration of the mutual promises contained herein and in the MITA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree to amend the MITA as follows:

1.	In Article III of the MITA, Section 3.10 shall be deleted in its entirety.

2.	In Appendix 1 of the MITA, the definition of “Operating Assets” shall be revised to read as follows:

“Operating Assets” shall mean all of EXCO PA’s and EXCO WV’s (and, immediately prior to Closing, Operator’s) right, title and interest in and to (a) all surface fee interests, surface leases, easements, rights-of-way, permits, licenses, servitudes and other surface rights held by any such Person (or, immediately prior to Closing, Operator) in its capacity as operator of, instead of owner of an interest in, any Non-Operating Asset, (b) all water withdrawal and disposal and other permits, licenses, orders, approvals, variances, waivers, franchises, rights and other authorizations issued by any Governmental Authority held by any such Person (or, immediately prior to Closing, Operator) in its capacity as operator of, instead of owner of an interest in, any Non-Operating Asset, (c) the Warrendale, Pennsylvania regional office and all field offices, warehouses and yards (including any furniture, office equipment and other owned or leased real or immovable property relating thereto) and personal computers and associated peripherals and all radio and telephone equipment and licenses relating thereto, (d) all materials, equipment and inventory held by such Person (or, immediately prior to Closing, Operator) in its capacity as operator of, instead of owner in an interest in, any Non-Operating Asset, (e) all trucks, cars, drilling/workover rigs located with the Appalachian Area and utilized by EXCO or its Affiliates in connection with the ownership or operation of the Non-Operating Assets, (f) any Applicable Contract held by any such Person (or, immediately prior to Closing, Operator) in its capacity as operator of, instead of owner of an interest in, any Non-Operating Asset, (g) all amounts attributable to royalty, overriding royalty and other burdens on production of Hydrocarbons from the Non-Operating Assets held in suspense by any such Person (or, immediately prior to Closing, Operator) as of Closing, or any interest accrued in escrow accounts for such suspended funds, (h) all Midstream Contracts, and (i) copies of any files, records, maps, information and data, whether written or electronically stored, held by any such Person (or, immediately prior to Closing, Operator), in its capacity as operator of, instead of an owner of, any Non-Operating Asset.

3.	In Appendix I, the definition of “EXCO Indemnity Cut-Off Date” is added to such Appendix in the appropriate alphabetical order to read as follows:

“EXCO Indemnity Cut-Off Date” shall mean, with respect to each indemnity by EXCO contained in Section 13.1, the date on which such indemnity terminates pursuant to Section 13.7(b).

4.	The Parties acknowledge and agree that, notwithstanding anything in the MITA to the contrary, the agreements with Seismic Exchange, Inc. dated August 2, 2005 and July 21, 2003, respectively, and listed in Schedule 4.4, Part 2 of the MITA shall be Excluded Assets under the MITA. The Parties further acknowledge and agree that (i) no consent is required with respect to the agreement with Seismic Exchange, Inc. (“SEI”) dated April 26, 2000 listed in Schedule 4.4, Part 2 of the MITA, and (ii) the agreement with SEI dated May 5, 2008 is hereby deleted from Schedule 4.4, Part 2 of the MITA.

Except as modified by this letter, the MITA remains in full force and effect.

Capitalized terms used in this letter but not otherwise defined in this letter shall have the meaning given to such terms in the MITA. The terms of Sections 15.15 and 15.16 of the MITA are incorporated by reference as if set out in full herein. This letter may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

[Signature Page Follows]

If this letter correctly sets forth our understanding, please execute and return one copy to the undersigned at the address provided in the MITA. This letter was executed as of the date first set forth above but shall be effective as of May 9, 2010.

Very truly yours,

EXCO HOLDING (PA), INC.

By:	/s/ WILLIAM L. BOEING
William L. Boeing, Vice President and Secretary

Agreed and accepted on June 1, 2010, effective as of May 9, 2010

BG US PRODUCTION COMPANY, LLC

By:	/s/ JON HARRIS
Jon Harris, Vice President

cc:

BG North America, LLC

5444 Westheimer, Suite 1775

Houston, Texas 77056

Attention: Chris Migura

Morgan, Lewis & Bockius LLP

1000 Louisiana, Suite 4200

Houston, Texas 77002

Attention: David F. Asmus

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

Attention: William L. Boeing Vice President, General Counsel

 And Secretary

Vinson & Elkins L.L.P.

2500 First City Tower

1001 Fannin Street

Houston, Texas 77002-6760

Attention: Stephen C. Szalkowski